UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 26, 2005 (May 23, 2005)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4034	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Murray R. McClean

On May 23, 2005, Commercial Metals Company (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Murray R. McClean, its Executive Vice President and Chief Operating Officer. The agreement provides a base salary of $400,000 and benefits consistent with the Company’s executive compensation policies. The term of the Employment Agreement expires on August 31, 2009.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Future Grants of Restricted Stock Awards and Stock Appreciation Rights

Pursuant to the Commercial Metals Company 1996 Long-Term Incentive Plan (the “Plan”), the Company may grant key management employees of the Company and its subsidiaries restricted stock and stock appreciation rights, whether granted singly, in combination, or in tandem. A copy of the Plan was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2005.

Any future grant of restricted stock by the Company to key management employees will be awarded pursuant to a Commercial Metals Company 1996 Long-Term Incentive Plan Restricted Stock Award Agreement, the terms and conditions of which are set forth substantially in the form filed herewith as Exhibit 10.2.

Any future grant of stock appreciation rights by the Company to key management employees will be awarded pursuant to a Commercial Metals Company 1996 Long-Term Incentive Plan Stock Appreciation Rights Agreement, the terms and conditions of which are set forth substantially in the form filed herewith as Exhibit 10.3.

First Amended and Restated Credit Agreement

On May 23, 2005, the Company entered into the First Amended and Restated Credit Agreement (the “Amendment”) with each lender, who from time to time may become a party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, The Bank of Tokyo-Mitsubishi, Ltd., as Syndication Agent, BNP Paribas, Scotiabanc, Inc. and Wells Fargo HSBC Trade Bank, as Co-Documentation Agents. The Amendment amends and restates that certain Credit Agreement, dated as of August 8, 2003, providing for a credit facility to the Company in the maximum principal amount of $275,000,000.00, a copy of which was filed as Exhibit 10(i)(e) to the Company’s Form 10-K for the year ended August 31, 2003, to (i) extend the maturity of the facility to May 23, 2010 from August 6, 2006, (ii) increase the facility commitment to $400 million from $275 million (which includes a $150 million sublimit for letters of credit and a $35 million sublimit for swingline loans), (iii) reduce the required minimum interest coverage ratio to 2.50/1 from 3.00/1, (iv) increase the maximum permitted Debt/Capitalization ratio to .60/1 from .55/1, and (v) reduce interests rates and certain fees.

The Amendment is attached as Exhibit 10.4 and is incorporated herein by reference.

Item 8.01. Other Events.

      On May 24, 2005, the Company issued a press release announcing that the board of directors of the Company has authorized the purchase of up to 2,000,000 shares of the Company’s common stock. During April and May 2005, the Company purchased a total of 1,944,610 shares in open market transactions for a total price of approximately $50,675,000 or an average of $26.06 per share. These purchases completed a stock repurchase program last increased in March 2003. The purchases will be made from time to time in the open market or in privately negotiated transactions at prevailing market prices. The shares will be used for general corporate purposes including various employee benefit plans and acquisitions.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

      The following exhibits are furnished with this Form 8-K.

10.1	Employment Agreement dated as of May 23, 2005 between Commercial Metals Company and Murray R. McClean.

10.2	Form of Commercial Metals Company 1996 Long-Term Incentive Plan Restricted Stock Award Agreement.

10.3	Form of Commercial Metals Company 1996 Long-Term Incentive Plan Stock Appreciation Rights Agreement.

10.4	First Amended and Restated Credit Agreement dated May 23, 2005.

99.1	Press Release dated May 24, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: May 26, 2005
	By:	/s/ William B. Larson

	Name:	William B. Larson
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated as of May 23, 2005 between Commercial Metals Company and Murray R. McClean.

10.2	Form of Commercial Metals Company 1996 Long-Term Incentive Plan Restricted Stock Award Agreement.

10.3	Form of Commercial Metals Company 1996 Long-Term Incentive Plan Stock Appreciation Rights Agreement.

10.4	First Amended and Restated Credit Agreement dated May 23, 2005.

99.1	Press Release dated May 24, 2005.